Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICERS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of China Advanced Construction Materials Group, Inc. (the “Company”) on Form 10-K for the period ending June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof, Each of the undersigned, being principal officers of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-K for the fiscal year ending June 30, 2016, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Annual Report on Form 10-K for the fiscal year ending June 30, 2016, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 28, 2016

/s/Xianfu Han
Xianfu Han
Chief Executive Officer
(principal executive officer)

/s/ Weili He
Weili He
Interim Chief Financial Officer
(interim principal financial officer and principal
accounting
officer)